EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT

The Southern Banc Company, Inc.


                                          State or Other              Percentage
SUBSIDIARIES (1)                  JURISDICTION OF INCORPORATION       OWNERSHIP

The Southern Bank Company                 United States                 100%

First Service Corporation                   Alabama                     100%

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(1)      The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements attached hereto as an exhibit.